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                                                                    EXHIBIT 23.2

                      Consent of Independent Accountants

We consent to the reference to our firm under the caption "Interests of Named Experts and Counsel" in the Registration Statement on Form S-8 to be filed on November 27, 1996, pertaining to the 1992, 1995, and 1996 Stock Option Plans of Princeton Financial Systems, Inc. and to the incorporation by reference therein of our report dated January 10, 1996, with respect to the consolidated financial statements of State Street Boston Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


                                                               ERNST & YOUNG LLP

Boston, Massachusetts
November 26, 1996